Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO:   IGIA, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-140670) of IGIA, Inc. (the “Company”) of our report dated July 3, 2007, relating to the consolidated financial statements for the years ended February 28, 2007 and 2006, which appear in this Form 10-KSB.

/s/ RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS
New York, New York
July 13, 2007